UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012 (May 15, 2012)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 15, 2012, Energy Partners, Ltd. (“EPL” or the “Company”) acquired additional oil and natural gas interests in the EPL-operated South Timbalier 41 field (“ST41 Interests”) for $32.4 million in cash, subject to customary adjustments to reflect the economic effective date of April 1, 2012. The acquisition was consummated in accordance with the Purchase and Sale Agreement (the “Purchase Agreement”) and the Assignment and Bill of Sale (the “Assignment”), both dated as of May 15, 2012, between EPL and W&T Offshore, Inc. (“W&T”).

Prior to the acquisition, EPL owned a 60% working interest in the property and W&T owned a 40% working interest. As a result of the acquisition, the Company has become the sole working interest owner of the field. EPL estimates current net production capability of the acquired interest at 960 net barrels of oil equivalent (boe) per day, about 52% of which is oil. EPL estimates the proved reserves attributable to the acquired interest as of the April 1, 2012 economic effective date totaled approximately 1.0 million boe, consisting of 51% oil and 84% proved developed reserves. The Company also estimates the asset retirement obligation assumed in the acquisition was approximately $2 million. EPL funded the acquisition with cash on hand.

The foregoing description of the Purchase Agreement and Assignment is not complete and is qualified in its entirety by reference to the Purchase Agreement and Assignment, which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this report and are incorporated herein by reference. A copy of the press release announcing the acquisition of the ST41 Interests is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The Company intends to file audited statements of revenues and direct operating expenses of the ST41 Interests for the year ended December 31, 2011, as well as unaudited statements of revenues and direct operating expenses for the three months ended March 31, 2011 and 2012, no later than July 31, 2012, which is 71 calendar days after the required filing date for this current report on Form 8-K.

(b)	Pro forma financial information.

The Company intends to file unaudited pro forma financial information reflecting the acquisition of the ST41 Interests no later than July 31, 2012, which is 71 calendar days after the required filing date for this current report on Form 8-K. The pro forma financial information will consist of a pro forma balance sheet as of March 31, 2012, pro forma statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012, and required footnote disclosures thereto.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement dated as of May 15, 2012 by and between the Company and W&T Offshore, Inc.

2.2*	Assignment and Bill of Sale dated as of May 15, 2012 by and between the Company and W&T Offshore, Inc.

99.1	Press Release dated May 15, 2012 announcing the acquisition of the ST41 Interests.

*	The exhibits and schedules to the Purchase Agreement and Assignment have been omitted pursuant to Item 601(b) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2012

ENERGY PARTNERS, LTD.

By:	/s/ David P. Cedro
David P. Cedro Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Purchase and Sale Agreement dated as of May 15, 2012 by and between the Company and W&T Offshore, Inc.

2.2*	Assignment and Bill of Sale dated as of May 15, 2012 by and between the Company and W&T Offshore, Inc.

99.1	Press Release dated May 15, 2012 announcing the acquisition of the ST41 Interests.

*	The exhibits and schedules to the Purchase Agreement and Assignment have been omitted pursuant to Item 601(b) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule.